Exhibit 99.1

PURECYCLE ANNOUNCES FINANCING TRANSACTION AND IRONTON PRODUCTION UPDATE

Ironton Facility Reaches Feed Rate of 10,000 Pounds Per Hour;

Processes Over 200,000 Pounds in One Day

Ironton, Ohio – September 11, 2024 – PureCycle Technologies, Inc. (Nasdaq: PCT), today, entered into a series of transactions with Sylebra Capital Management and Samlyn Capital, LLC to raise gross proceeds of $90 million. PureCycle anticipates that the transactions will close on September 13, 2024. The transactions include:

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An issuance of $50 million of Series A, Preferred Stock with a three-year maturity and an 8% return
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Common stock sale of 8.5 million shares at a price of $4.69 per share for total net proceeds of $40 million
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The issuance of warrants to purchase 5 million shares of common stock, each exercisable at a price of $11.50 per share with an expiration of December 1, 2030
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The extension of Sylebra Capital’s $200 million line of credit to March 31, 2026

The capital raised is expected to enable PureCycle to continue executing on its plan to bring its world leading purification process to the market. This significant investment by Sylebra Capital Management and Samlyn Capital, LLC in PureCycle underscores the participating investors’ confidence in the company’s technology and leadership position in the emerging recycled polypropylene market. The preferred stock portion of this deal allows the company to raise a significant portion of additional capital without dilution to equity holders.

PureCycle Chief Executive Officer Dustin Olson said, “This capital not only supports our existing operations, but will also help fund additional activities associated with our Augusta project. This investment combined with the progress we are seeing on our production and commercialization efforts at the Ironton Facility should enable us to drive toward our long-term goals.”

The Company also provided several updates on its flagship purification facility in Ironton, Ohio. The Company completed the installation and commissioning of the modifications to the co-product two (CP2) removal system. The Company has placed it into service and will continue to optimize and streamline the removal over the coming weeks. This new system, when fully operational, and combined with the Company’s feed-sorting efforts, will allow the Company to remove the CP2 bottleneck from its production constraints.

Beginning in early September, the Ironton Facility turned its focus toward production and has been making meaningful progress against the Company’s third quarter goals. The Company is pleased to report that it has already achieved feed rates of over 10,000 pounds per hour and has twice processed more than 200,000 pounds of feedstock in one day.

Olson added, “These were two of our near-term goals that we announced during our previous corporate update. The inflection in production that we discussed during the Q2 earnings call is visible, and we are excited with these results. The facility has continued to show progress in the key production areas of feed rates and uptime. This gives us confidence in our ability to achieve our third quarter goal of one million pounds of production in a week and we look forward to updating the market in due course. PureCycle is also excited to enter a new phase as the company transitions from a pre-revenue company to a commercial operation.”

On the commercialization front, the Company continues to make progress with its compounding strategy, customer sampling efforts, initial sales in Q3, and the plan for increased revenues in Q4. The Company has compounded approximately 500,000 pounds to date, with another one million pounds planned for September, and over three million pounds per month planned for the fourth quarter. The Company expects the majority of this material to be sourced into the fiber market following the Company’s early successes with these applications.

Dan Gibson, CIO of Sylebra Capital Management, said “Bringing to market next-generation technology is never easy, but the tangible production progress we are seeing in Ironton is undeniable. Driven by an increasing consumer focus on corporate sustainability goals, we believe the underlying demand for recycled material is immense and unmet. We are excited to continue partnering with PureCycle in bringing its high-quality material to this underserved market. The operational momentum we are building is increasing our confidence in PureCycle’s long-term success.”

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PureCycle Contact

Christian Bruey

cbruey@purecycle.com

+1 (352) 745-6120

About PureCycle Technologies

PureCycle Technologies LLC., a subsidiary of PureCycle Technologies, Inc., holds a global license for the only patented solvent-driven purification recycling technology, developed by The Procter & Gamble Company (P&G), that is designed to transform polypropylene plastic waste (designated as No. 5 plastic) into a continuously renewable resource. The unique purification process removes color, odor, and other impurities from No. 5 plastic waste resulting in an ultra-pure recycled (UPR) plastic that can be recycled and reused multiple times, changing our relationship with plastic. www.purecycle.com

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the continued execution of PureCycle’s business plan, the expected timing of commercial sales, the commercialization of Ironton operations, the expected increase in production of the Ironton operations, the planned compounding operations, the sourcing of materials, and the planned future updates. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements generally relate to future events or PureCycle’s future financial or operating performance and may refer to projections and forecasts. Forward-looking statements are often identified by future or conditional words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions), but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of PureCycle’s management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of this press release. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in each of PureCycle’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and PureCycle’s Quarterly Reports on Form 10-Q, those discussed and identified in other public filings made with the Securities and Exchange Commission by PureCycle and the following: PCT's ability to obtain funding for its operations and future growth and to continue as a going concern; PCT's ability to meet, and to continue to meet, applicable regulatory requirements for the use of PCT’s ultra-pure recycled (“UPR”) resin in food grade applications (including in the United States, Europe, Asia and other future international locations); PCT's ability to comply on an ongoing basis with the numerous regulatory requirements applicable to the UPR resin and PCT’s facilities (including in the United States, Europe, Asia and other future international locations); expectations and changes regarding PCT’s strategies and future financial performance, including its future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and PCT’s ability to invest in growth initiatives; the ability of PCT’s first commercial-scale recycling facility in Lawrence County, Ohio (the “Ironton Facility”) to be appropriately certified by Leidos, following certain performance and other tests, and commence full-scale commercial operations in a timely and cost-effective manner or at all; PCT’s ability to meet, and to continue to meet, the requirements imposed upon it and its subsidiaries by the funding for its operations, including the funding for the Ironton Facility; PCT’s ability to minimize or eliminate the many hazards and operational risks at its manufacturing facilities that can result in potential injury to individuals, disrupt its business (including interruptions or disruptions in operations at its facilities), and subject PCT to liability and increased costs; PCT’s ability to complete the necessary funding with respect to, and complete the construction of, (i) its first U.S. multi-line facility, located in Augusta, Georgia; (ii) its first commercial-scale European plant located in Antwerp, Belgium and (iii) its first commercial-scale Asian plant located in Ulsan, South Korea, in a timely and cost-effective manner; PCT’s ability to procure, sort and process polypropylene plastic waste at its planned plastic waste prep facilities; PCT’s ability to maintain exclusivity under the Procter & Gamble Company license; the implementation, market acceptance and success of PCT’s business model and growth strategy; the success or profitability of PCT’s offtake arrangements; the ability to source feedstock with a high polypropylene content at a reasonable cost; PCT’s future capital requirements and sources and uses of cash; developments and projections relating to PCT’s competitors and industry; the outcome of any legal or regulatory proceedings to which PCT is, or may become, a party including the securities class action and putative class action cases; geopolitical risk and changes in applicable laws or regulations; the possibility that PCT may be adversely affected by other economic, business, and/or competitive factors, including interest rates, availability of capital, economic cycles, and other macro-economic impacts; turnover in employees and increases in employee-related costs; changes in the prices and availability of labor (including labor shortages), transportation and materials, including inflation, supply chain conditions and its related impact on energy and raw materials, and PCT’s ability to obtain them in a timely and cost-effective manner; any business disruptions due to political or economic instability, pandemics, armed hostilities (including the ongoing conflict between Russia and Ukraine and the conflict in the Middle East); the potential impact of climate change on PCT, including physical and transition risks, higher regulatory and compliance costs, reputational risks, and availability of capital on attractive terms; and operational risk.